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                   FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                       STATEMENT OF COMPUTATION OF NET
                        INVESTMENT INCOME PER LIMITED
                               PARTNERSHIP UNIT

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
                                             For the Three Months        For the Nine Months
                                              Ended September 30,        Ended Septembere 30,
                                           ------------------------    ------------------------
                                              1996         1995           1996          1995
                                           ----------    ----------    ----------    ----------
Net Investment Income                      $  281,787    $  500,660    $  799,774    $1,448,648

Percentage Allocable to Limited Partners           99%           99%           99%           99%
                                           ----------    ----------    ----------    ----------

Net Investment Income Allocable
   to Limited Partners                     $  278,969    $  495,653    $  791,776    $1,434,162
                                           ==========    ==========    ==========    ==========

Weighted Average Number of Limited
   Partnership Units Outstanding            1,196,564     1,296,999     1,196,564     1,296,999
                                           ==========    ==========    ==========    ==========

Net Investment Income Per Limited
   Partnership Unit                        $      .23    $      .38    $      .66    $     1.11
                                           ==========    ==========    ==========    ==========

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